UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2002
Date of Report (Date of earliest event reported)

SGI INTERNATIONAL
(Exact name of registrant as specified in its charter)

Utah (State of other jurisdiction of incorporation)	2-93124 (Commission File Number)	33-0119035 (IRS Employer Identification No.)

1200 Prospect Street, Suite 325
La Jolla, CA 92037
(Address of principal executive offices and Zip Code)

(858) 551-1090
(Registrants telephone number including area code)

ITEM 2.  ACQUISTION OR DISPOSITION OF ASSETS.

On January 28, 2002, SGI International ("SGI") entered into an Acquisition Agreement with the senior management of its subsidiary, Assembly & Manufacturing Systems, Inc. ("AMS") thereby selling that subsidiary to its management. AMS has been experiencing difficulty obtaining sales orders since September of 2001, due to the current economic recession as well as SGI's weakened financial condition. Selling AMS to its management gives AMS and its management an opportunity to make sales otherwise improbable in light of SGI's present financial condition, and allows SGI an opportunity to realize value from the sale. The aggregate sale price was $347,525, consisting of cash and notes payable. The sale price was within the set of values determined by an independent third party appraisal of AMS's present fair market value. The notes payable bear interest at prime plus 1%, are secured by the common stock of AMS, and are payable over a 5 year period. Further, the notes payable are subject to specified reductions based on certain specific events detailed in the Acquisition Agreement.

(a) Financial statements of businesses acquired.
      Not applicable.

(b) Pro forma financial information.
      Not applicable.

(c) Exhibits.

          Exhibit No. Description
            99.1 Acquisition Agreement (1)
            99.2 Pledge Agreement (1)
            99.3 Form of Secured Promissory Note (1)
________________________

            (1)  Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto dully authorized.

SGI INTERNATIONAL

Michael L. Rose
Michael L. Rose
President and Chief Executive Officer